      As filed with the Securities and Exchange Commission on May 28, 1998

                                                       Registration No. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ATLANTIC DATA SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

        MASSACHUSETTS                                     04-2696393
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              ONE BATTERYMARCH PARK
                           QUINCY, MASSACHUSETTS 02169
               (Address of Principal Executive Offices) (Zip Code)
                              --------------------

              AMENDED AND RESTATED 1992 INCENTIVE STOCK OPTION PLAN
                      AMENDED AND RESTATED 1997 STOCK PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                              --------------------

                                 PAUL K. MCGRATH
                             CHIEF FINANCIAL OFFICER
                          ATLANTIC DATA SERVICES, INC.
                              ONE BATTERYMARCH PARK
                           QUINCY, MASSACHUSETTS 02169
                     (Name and Address of Agent For Service)

                                 (617) 770-3333
          (Telephone Number, Including Area Code, of Agent For Service)
                              --------------------
                                   Copies to:

                             MITCHELL S. BLOOM, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================




                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
  TITLE OF SECURITIES TO BE          AMOUNT TO BE            OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
        REGISTERED (1)              REGISTERED (2)           PER SHARE (3)              PRICE           REGISTRATION FEE
-----------------------------       --------------         -----------------     ------------------     ----------------

AMENDED AND RESTATED 1992 INCENTIVE STOCK OPTION PLAN

Atlantic Data Services, Inc.      308,010 shares (3)                 $ 0.91             $ 280,289.10       $    82.69
Common Stock, $.01 par value

AMENDED AND RESTATED 1997 STOCK PLAN

Atlantic Data Services, Inc.       60,000 shares (4)                 $ 4.25         $     255,000.00       $    75.23
Common Stock, $.01 par value      266,500 shares (4)                 $ 9.00         $   2,398,500.00       $   707.56
                                  167,500 shares (4)                 $13.00         $   2,177,500.00       $   642.37
                                  961,000 shares                     $12.94(5)      $  12,435,340.00       $ 3,668.43



1998 EMPLOYEE STOCK PURCHASE PLAN

Atlantic Data Services, Inc.      500,000 shares                     $12.94(5)      $  6,470,000.00        $ 1,908.65
                                  --------------                                    ---------------        ----------
Common Stock, $.01 par value

TOTAL:                            2,263,010 shares                                    $24,016,629.10       $ 7,084.93
                                  ================                                    ==============       ==========


(1) The options and purchase rights (the "Rights") set forth in this table originally granted the holders of such Rights options or purchase rights to acquire shares of the Company's Class A Common Stock, $.01 par value per share. Upon the closing of the Company's initial public offering on May 28, 1998, all of the shares of the Company's Class A Common Stock, $.01 par value per share, converted on a 1-for-1 basis into shares of the Company's Common Stock.

(2) All share numbers are adjusted to reflect a 28-for-1 stock split effected by the Company on November 6, 1997.

(3) Based on options to purchase 308,010 shares of the Company's Common Stock granted as of May 27, 1998 under the Company's Amended and Restated 1992 Incentive Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(4) Based on options to purchase 494,000 shares of the Company's Common Stock granted as of May 27, 1998 under the Company's Amended and Restated 1997 Stock Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

(5) The price of $ 12.94 per share, which is the average of the high and low prices of the Common Stock of the registrant reported on the Nasdaq National Market on May 26, 1998, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Atlantic Data Services, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Act of 1933, as amended (the "Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as noted, are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Prospectus, as contained within the Registrant's Registration Statement on Form S-1, as amended, (SEC File No. 333-48703) filed with the Commission pursuant to the Act which contains audited financial statements for the fiscal year ended March 31, 1998 (the "S-1 Registration Statement").

         (b) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to
                  Section 12(g) of the Exchange Act on May 4, 1998.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Second Amended and Restated Articles of Organization and the Company's Second Amended and Restated By-laws generally provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities, except to the extent such indemnification is prohibited by the Business Corporation Law of the Commonwealth of Massachusetts. Reference is made to the Company's Second Amended and Restated Articles of Organization and Second Amended and Restated By-laws filed as Exhibits 3.02 and 3.04, respectively, to the Company's S-1 Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.


Exhibit No.                 Description of Exhibit
-----------                 ----------------------

       4.1                  Specimen Certificate for shares of the Company's Common Stock (Incorporated by reference to
                            Exhibit 4.01 to the S-1 Registration Statement).

       4.2                  Description of Capital Stock (contained in the Amended and Restated Articles of Organization
                            and the Second Amended and Restated Articles of Organization of the Company) (Incorporated
                            by reference to Exhibit 4.02 to the S-1 Registration Statement).

       4.3                  Shareholders' Agreement among the Company and certain Shareholders dated July 15, 1988, as amended
                            November 24, 1997 (Incorporated by reference to Exhibit 4.03 to the S-1 Registration Statement).

       4.4                  Amended and Restated 1992 Incentive Stock Option Plan (Incorporated by reference to Exhibit
                            10.03 to the S-1 Registration Statement).

       4.5                  Form of Incentive Stock Option Agreement for Shares Issued Under the Amended and Restated
                            1992 Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.04 to the S-1
                            Registration Statement).

       4.6                  Form of Amended and Restated Stockholders Agreement for Shares Issued Under the Amended and
                            Restated 1992 Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.05 to the
                            S-1 Registration Statement).

       4.7                  1997 Stock Plan (Incorporated by reference to Exhibit 10.6 to the S-1 Registration
                            Statement).

       4.8                  Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.07 to the S-1
                            Registration Statement).

       4.9                  Form of Incentive Stock Option Agreement under the Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.08 to the S-1 Registration Statement).

       4.10                 Form of Non-Qualified Stock Option Agreement under the Amended and Restated 1997 Stock Plan
                            (Incorporated by reference to Exhibit 10.09 to the S-1 Registration Statement).

       4.11                 Form of Stock Purchase and Restriction Agreement under the Amended and Restated 1997 Stock Plan
                            (Incorporated by reference to Exhibit 10.10 to the S-1 Registration Statement).




       4.12                 1998 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 to the S-1
                            Registration Statement).

       5.1                  Opinion of Testa, Hurwitz & Thibeault, LLP.

      23.1                  Consent of Ernst & Young LLP.

      23.2                  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

      24.1                  Power of Attorney (found on Page 9 of this Registration Statement).

      99.1                  Amended and Restated 1992 Incentive Stock Option Plan.  (Incorporated by reference to
                            Exhibit 10.03 to the S-1 Registration Statement).

      99.2                  Amended and Restated 1997 Stock Plan.  (Incorporated by reference to Exhibit 10.07 to S-1 the Registration Statement).

      99.3                  1998 Employee Stock Purchase Plan.  (Incorporated by reference to Exhibit 10.11 to the S-1
                            Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Quincy, state of Massachusetts on this 28th day of May 1998.

                                                 ATLANTIC DATA SERVICES, INC.

                                                 By: /s/  Robert W. Howe
                                                     ---------------------------
                                                     Robert W. Howe
                                                     Chief Executive Officer and
                                                     Chairman of the Board


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Atlantic Data Services, Inc., hereby severally constitute and appoint Robert W. Howe, William H. Gallagher and Paul K. McGrath, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any registration statement on Form S-8, any and all amendments and exhibits to this registration statement, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby or thereby, and generally to do all things in our names and on our behalf in such capacities to enable Atlantic Data Services, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                      TITLE(S)                                  DATE
           ---------                                      --------                                  ----

/s/  Robert W. Howe                       Chief Executive Officer and Chairman of the Board       May 28, 1998
------------------------------------      (Principal Executive Officer)
Robert W. Howe


/s/  William H. Gallagher                 President, Chief Operating Officer and Director         May 28, 1998
------------------------------------
William H. Gallagher


/s/  Paul K. McGrath                      Senior Vice President, Finance and Administration,      May 28, 1998
------------------------------------      Chief Financial Officer
Paul K. McGrath                           (Principal Financial and Accounting Officer)


/s/  David C. Hodgson                     Director                                                May 28, 1998
------------------------------------
David C. Hodgson


/s/  Lee M. Kennedy                       Director                                                May 28, 1998
------------------------------------
Lee M. Kennedy


/s/  George F. Raymond                    Director                                                May 28, 1998
---------------------------
George F. Raymond


/s/  Richard D. Driscoll                  Director                                                May 28, 1998
------------------------------------
Richard D. Driscoll

                                  EXHIBIT INDEX


Exhibit No.                 Description of Exhibit
-----------                 ----------------------

       4.1                  Specimen Certificate for shares of the Company's Common Stock (Incorporated by reference to Exhibit 4.01 to the S-1 Registration Statement).

       4.2                  Description of Capital Stock (contained in the Amended and Restated Articles of Organization
                            and the Second Amended and Restated Articles of Organization of the Company) (Incorporated by
                            reference to Exhibit 4.02 to the S-1 Registration Statement).

       4.3                  Shareholders' Agreement among the Company and certain Shareholders dated July 15, 1988, as amended
                            November 24, 1997 (Incorporated by reference to Exhibit 4.03 to the S-1 Registration Statement).

       4.4                  Amended and Restated 1992 Incentive Stock Option Plan (Incorporated by reference to Exhibit
                            10.03 to the S-1 Registration Statement).

       4.5                  Form of Incentive Stock Option Agreement for Shares Issued Under the Amended and Restated 1992
                            Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.04 to the S-1 Registration
                            Statement).

       4.6                  Form of Amended and Restated Stockholders Agreement for Shares Issued Under the Amended and
                            Restated 1992 Incentive Stock Option Plan (Incorporated by reference to Exhibit 10.05 to the
                            S-1 Registration Statement).

       4.7                  1997 Stock Plan (Incorporated by reference to Exhibit 10.6 to the S-1 Registration Statement).

       4.8                  Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.07 to the S-1
                            Registration Statement).

       4.9                  Form of Incentive Stock Option Agreement under the Amended and Restated 1997 Stock Plan (Incorporated by reference to Exhibit 10.08 to the S-1 Registration Statement).

       4.10                 Form of Non-Qualified Stock Option Agreement under the Amended and Restated 1997 Stock Plan
                            (Incorporated by reference to Exhibit 10.09 to the S-1 Registration Statement).

       4.11                 Form of Stock Purchase and Restriction Agreement under the Amended and Restated 1997 Stock Plan
                            (Incorporated by reference to Exhibit 10.10 to the S-1 Registration Statement).

       4.12                 1998 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.11 to the S-1
                            Registration Statement).

       5.1                  Opinion of Testa, Hurwitz & Thibeault, LLP.

      23.1                  Consent of Ernst & Young LLP.

      23.2                  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1).

      24.1                  Power of Attorney (found on Page 9 of this Registration Statement).

      99.1                  Amended and Restated 1992 Incentive Stock Option Plan.  (Incorporated by reference to Exhibit
                            10.03 to the S-1 Registration Statement).

      99.2                  Amended and Restated 1997 Stock Plan. (Incorporated by reference to Exhibit 10.07 to the S-1
                            Registration Statement).

      99.3                  1998 Employee Stock Purchase Plan.  (Incorporated by reference to Exhibit 10.11 to the S-1
                            Registration Statement).